EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 of eRoomSystem Technologies, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Gestetner, President, Chief Executive Officer, Secretary, and Chairman of the Board of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: August 4, 2016

/s/ David A. Gestetner
David A. Gestetner
President, Chief Executive Officer, Secretary, and Chairman of the Board
(Principal Executive, Financial, and Accounting Officer)